UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported) August 16, 2017

C&J Energy Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.

Houston, Texas 77042

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 325-6000

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Nick Petronio as President, Strategic Planning

On August 16, 2017, the Board of Directors (the “Board”) of C&J Energy Services, Inc. (the “Company” or “C&J”) appointed Mr. Nick Petronio, C&J’s then President, Well Support Services, to the role of President, Strategic Planning. As further discussed below, Mr. Sterling “Jack” Renshaw has succeeded Mr. Petronio as C&J’s President, Well Support Services.

Mr. Petronio,71, joined C&J in March 2015 as Senior Vice President for Operational Development when C&J combined with the completion and production services business of Nabors Industries Ltd. (“Nabors”). Mr. Petronio most recently served as President, Well Support Services, a position he held since August 2016. A veteran of the oil and gas industry, Mr. Petronio served as Assistant to the Chairman of Nabors from 2010 to 2015. He was President of Pool Well Services (“Pool”), a subsidiary of Nabors, from 1999 to 2010. Pool operated a fleet of more than 750 workover rigs and 350 oilfield trucks and managed a workforce of 3,400 that provided well services to customers in eight states. Pool was renamed Nabors Well Services in 2005. Mr. Petronio joined Pool as Construction Manager in 1978 and held numerous roles of increasing responsibility within the company, including Vice President of Equipment and Environmental Affairs and Senior Vice President of Eastern U.S. Operations before being named President in 1999. Mr. Petronio started his career in 1968 with General Dynamics’ Electric Boat division before joining Marathon-LeTourneau as a technical manager from 1976 to 1978. Mr. Petronio earned a Bachelor of Science in Civil Engineering from the University of Rhode Island and a Masters in Civil Engineering (Applied Mechanics) from the University of Connecticut. Mr. Petronio is a past President of the Association of Energy Services Companies (AESC). He is currently a Registered Professional Engineer in the State of Texas. There is no arrangement or understanding between Mr. Petronio and any other person(s) pursuant to which he was selected to be an officer of the Company, and Mr. Petronio does not have any family relationships with any of the Company’s executive officers or directors.

Mr. Petronio will continue to be compensated pursuant to his existing employment agreement with the Company, which remains in full effect.

Appointment of Mr. Sterling “Jack” Renshaw as President, Well Support Services

On August 16, 2017, the Board appointed Mr. Sterling “Jack” Renshaw to the role of President, Well Support Services, succeeding Mr. Petronio in such position effective immediately. Mr. Renshaw, 49, joined C&J in March 2015 as Senior Vice President for Northwest Well Services when C&J combined with the completion and production services business of Nabors. Since then, Mr. Renshaw has served in various senior management roles with C&J, including Senior Vice President of California and the Rocky Mountains and most recently as Senior Vice President of Operations for C&J’s Well Support Services business. Mr. Renshaw has over 30 years of industry experience, dealing with all aspects of well support services. Mr. Renshaw first joined Pool, which was subsequently acquired by Nabors and then C&J, in 1988 and held numerous operational and management positions of increasing responsibility during his 28 year tenure. He was serving as Director of Nabors’ Well Services / Special Services division at the time that C&J acquired that business in March 2015. There is no arrangement or understanding between Mr. Renshaw and any other person(s) pursuant to which he was selected to be an officer of the Company, and Mr. Renshaw does not have any family relationships with any of the Company’s executive officers or directors.

Employment Agreement of Mr. Renshaw

In connection with Mr. Renshaw’s appointment as President, Well Support Services, the Company and Mr. Renshaw entered into an employment agreement (the “Renshaw Employment Agreement”), effective as of August 16, 2017.

Under the Renshaw Employment Agreement, Mr. Renshaw will serve as President, Well Support Services for an initial term of three years from the effective date, with a yearly extension of the term to occur each year unless or until Mr. Renshaw’s employment terminates in accordance with the terms of the Renshaw Employment Agreement.

The Renshaw Employment Agreement provides that Mr. Renshaw will receive an annual base salary of $325,000 during the term of his employment, which amount is subject to annual review and may be increased. Mr. Renshaw will be eligible to receive an annual bonus equal to 75 percent of his annual base salary for each full calendar year beginning on or after January 1, 2017 that he is employed by the Company in which the Company achieves certain targets as set forth by the Compensation Committee of the Board. In addition, Mr. Renshaw is eligible to receive employee benefits for him and his eligible family members that the Company ordinarily provides to similarly situated employees and long-term equity compensation awards at a target award level of no less than 100% of Mr. Renshaw’s then effective base salary.

The Renshaw Employment Agreement provides for the following severance payment and benefits:

•	If Mr. Renshaw is terminated without cause (not in connection with a death or permanent disability) (each term as defined in the Renshaw Employment Agreement), in each case, outside of the Protected Period (which, with respect to Mr. Renshaw, is the period beginning three months prior to the effective date of a change of control and ending on the one year anniversary of the effective date of such change of control), then he will be eligible to receive: (i) accrued but unpaid base salary and vacation (the “Accrued Obligations”), unreimbursed expenses, and earned but unpaid bonuses for the year prior to the year in which the termination occurs, and (ii) subject to Mr. Renshaw’s execution of a release and compliance with certain restrictive covenants specified in the Renshaw Employment Agreement (including a noncompetition restriction that will exist for a period of two years following the termination event) (a) lump sum payment of an amount equal to one times the sum of (1) his annualized base salary in effect on the date of termination and (2) his target annual bonus for the calendar year in which the date of termination occurs and (b) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the 18 month period beginning on the date of termination, assuming that Mr. Renshaw and his eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire 18 month period).

•	If Mr. Renshaw is terminated by the Company without cause during the Protected Period, then Mr. Galvan will be eligible to receive (in lieu of the ordinary severance payments and benefits described above): (i) the Accrued Obligations, unreimbursed expenses, and earned but unpaid bonuses for the year prior to the year in which the termination occurs and (ii) subject to Mr. Renshaw’s execution of a release and compliance with certain restrictive covenants specified in the Renshaw Employment Agreement (including a noncompetition restriction that will exist for a period of one year following the termination event), (a) lump sum payment of an amount equal to one times the sum of (1) his annualized base salary in effect on the date of termination and (2) his target annual bonus for the calendar year in which the date of termination occurs and (b) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the three year period beginning on the date of termination, assuming that Mr. Renshaw and his eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire three year period).

•	If Mr. Renshaw is terminated by reason of death or permanent disability, then he will be eligible to receive: (i) the Accrued Obligations, unreimbursed expenses, and earned but unpaid bonuses for the year prior to the year in which the termination occurs, and (ii) timely payment or provision of any and all benefit obligations provided under Section 3.4 of the Renshaw Employment Agreement (which includes, but is not limited to, employee benefits, sick-leave benefits, disability insurance and paid vacation), which under their terms are payable in the event of his death or permanent disability.

The foregoing description of the Renshaw Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between C&J Energy Services, Inc. and Sterling Renshaw.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 17, 2017

C&J ENERGY SERVICES, INC.

By:	/s/ Danielle Hunter
Name:	Danielle Hunter
Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between C&J Energy Services, Inc. and Sterling Renshaw.

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